UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2008

ZEALOUS TRADING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-26383 (Commission File Number)	88-0325940 (I.R.S. Employer Identification Number)

1800 Century Park East, Suite 200, Los Angeles, California 90067
 (Address of principal executive offices) (zip code)

(310) 895-7740
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 4.01  Changes in Registrant’s Certifying Accountant

On January 18, 2008, Zealous Trading Group, Inc. (the “Company”) notified Marcum and Kliegman, LLP (“Marcum and Kliegman”) that it was terminating Marcum and Kliegman’s services.  The decision to change accountants was recommended and approved by the Company’s Board of Directors.

During the period from October 23, 2007 through January 18, 2008, (i) there were no disagreements between the Company and Marcum and Kliegman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Marcum and Kliegman would have caused Marcum and Kliegman to make reference to the matter in its reports on the Company’s financial statements. Marcum and Kliegman did not issue any audit reports on the Company’s financial statements.

On January 18, 2008, the Company provided Marcum and Kliegman with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Marcum and Kliegman furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements within 10 business days of the filing of this Form 8-K.  Such letter is filed herewith as Exhibit 16.1.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
16.1	Letter on change in certifying accountant dated January 21, 2008 from Marcum and Kliegman, LLP

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zealous Trading Group, Inc.

Date: January 28, 2008	By:	/s/ Milton C. Ault, III
Milton C. Ault, III
President and Chief Executive Officer